UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
October 7, 2011
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of incorporation)	( Commission File Number)	(IRS employer identification no.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Letter of Credit Reimbursement Agreement

On October 7, 2011, the Company entered into Amendment No. 4 (“Amendment No. 4”) to that Letter of Credit Reimbursement Agreement dated as of December 20, 2007 (as previously amended, the “Reimbursement Agreement”).  The Reimbursement Agreement provides for the Company to reimburse the issuing lender of a letter of credit that was drawn in the amount of approximately $30.4 million.  The Reimbursement Agreement contains typical representations, warranties covenants and events of default.  One of the covenants is a limitation on the Company’s ability to incur Indebtedness, other than Permitted Indebtedness (as such terms are defined in the Reimbursement Agreement).  Amendment No. 4 revises the definition of Debt Rating, Applicable Margin, and other various definitions, and extends the Termination Date to November 1, 2013.

A copy of Amendment No. 4 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Reimbursement Agreement, as amended by Amendment No. 4 is qualified in its entirety by reference to the text of (a) the Reimbursement Agreement filed as Exhibit 10(g)(ii) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, (b) Amendments No. 1 and 2 to the Reimbursement Agreement filed as Exhibits 10(g)(iv) and 10(g)(v), respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010,  (c) Amendment No. 3 filed as Exhibit 10.2 on Form 8-K on May 3, 2011 and (d) Amendment No. 4 filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1
Amendment No. 4, dated as of October 7, 2011, to the Letter of Credit Reimbursement Agreement by and among South Jersey Industries, Inc., the lenders signatory thereto and JPMorgan Chase Bank, N.A., as Issuing Lender and as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: October 11, 2011	By:	/s/ David A. Kindlick
Name: David A. Kindlick
Title: Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 4, dated as of October 7, 2011, to the Letter of Credit Reimbursement Agreement by and among South Jersey Industries, Inc. , the lenders signatory thereto and JPMorgan Chase Bank, N.A., as Issuing Lender and as Administrative Agent.